 STATE OF SOUTH CAROLINA  )
                          )              FOURTH AMENDMENT
 COUNTY   OF    RICHLAND  )


 THIS AMENDMENT, made as of the 12th day of August, 1993, by COLONIAL COMPANIES, INC., a South Carolina Corporation (the
 "Company").

                    W I T N E S S E T H:

     WHEREAS, the Company maintains the Colonial Companies, Inc.
 Security Saver Plan, as amended and restated as of January 1, 1989 (the "Plan") for the benefit of its eligible employees; and

     WHEREAS, the Plan has been submitted to the Internal Revenue
 Service for a favorable determination letter and the Company has been advised that certain changes are necessary in order to receive a favorable determination letter; and

     WHEREAS, in Section 12.1 of the Plan, the Company has reserved the right by action of its Board of Directors to amend the Plan.

     NOW, THEREFORE, for the purposes aforesaid, the Company covenants and agrees that the Plan shall be amended as follows:

     1. Effective January 1, 1989, Section 2.1(f) shall be deleted and the following inserted in its place:

          (f)  Average Contribution Percentage.  Average
     Contribution Percentage means, with respect to the Highly Compensated Employee group and the Non-Highly
     Compensated Employee group, the average of the ratios, calculated separately for each Participant in each group (the actual contribution ratio), of the Company
     Matching Contributions each such Participant receives pursuant to Section 4.8, to the Participant's
     Adjusted Compensation for such Plan Year. The actual contribution ratio for each Participant and the Average Contribution Percentage for each group shall be calculated to the nearest onehundredth of one percent. The Highly Compensated Employee group and the Non-Highly Compensated Employee group shall include any Employee eligible to make a deferral election pursuant to Section 4.1, whether or not such deferral election was made or suspended pursuant to Section 4.3. The actual contribution ratio of an eligible Employee who makes no deferral election is zero.

     2. Effective January 1, 1989, Section 2.1(g) shall be deleted and the following inserted in its place:

          (g)  Average Deferral Percentage.  Average
     Deferral Percentage means, with respect to the Highly Compensated Employee group and Non-Highly
     Compensated Employee group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group (the actual deferral ratio), of the amount of Tax Deferred
     Contributions to such Participant's Adjusted
     Compensation for such Plan Year. The actual deferral ratio for each Participant and the Average Deferral Percentage for each group shall be calculated to the nearest one-hundredth of one percent. The Highly Compensated Employee group and the Non-Highly compensated Employee group shall include any Employee eligible to make a deferral election pursuant to Section 4.1, whether or not such deferral election was made or suspended pursuant to Section 4.3. The actual deferred ratio of an eligible Employee who makes no deferral election is zero.

     3. Effective January 1, 1989, Section 2.1(n) shall be deleted and the following inserted in its place:

          (n)  Compensation.  Compensation shall mean
     the total earnings paid to a Participant by the Company during a Plan Year reported or reportable on U.S. Treasury Department Wage and Tax Statement
     Form W-2 or other similar form required for such purposes, together with the salary reduction contributions made pursuant to Section 4.1 and salary reductions which are not included in gross income under Section 125 of the Code, but excluding cash and non-cash fringe benefits, amounts otherwise allocated or benefits paid under this Plan or any other pension or benefit plan of the Company and amounts identified by the Company as payment toward business expenses incurred by the Employee without direct reimbursement. In the case of a Highly Compensated Employee, Compensation shall exclude director's fees, payments of renewals and commissions.

          Compensation for each Employee in excess of the limit prescribed in Section 401(a)(17) of the Code ($200,000 as adjusted by any cost of living adjustment) shall not be recognized.

     4. Effective January 1, 1989, Section 2.1(x) shall be deleted and the following inserted in its place:

          (x)  Highly Compensated Employee.  A Highly
    Compensated Employee is any Employee who, during the determination year or during the look-back year:

               (1)  was an indirect or direct owner
          or more than five percent of the
          outstanding stock of the Company or more than five percent of the total combined voting power of all stock of the Company;
          or

               (2)  received compensation in excess
          of $75,000; or

               (3)  received compensation in excess
          of $50,000 and was in the Top Paid Group; or

               (4)  was an officer as defined in
          Section 2.1(ee).

     An Employee who is described in (2), (3), or (4) above shall be deemed to be not described in this section for the look-back year unless such Employee is a member of the group consisting of the 100 Employees paid the greatest compensation during the Plan Year for which such determination is made. A former Employee shall be treated as a Highly Compensated Employee if either such Employee was a Highly Compensated Employee when he separated from service or if such Employee was a Highly Compensated Employee any time after age 55.
     For purposes of this paragraph and Section 2.1(ee), the "determination year" shall be the Plan Year, the "look-back year" shall be the twelve-month period immediately preceding the determination year and "compensation" is defined in Section 415(c)(3) of the Code including amounts contributed by the Company pursuant to a salary reduction agreement and which is not included in gross income under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code. The amounts described in subparagraph (x)(2) and (x)(3) shall be adjusted annually by any cost of living adjustment announced by the Internal Revenue Service. For purposes of this paragraph and Section 2.1(ee), the determination of Highly Compensated Employee and Officer shall include all employees of employers that are treated as a single employer pursuant to Section 414(b), (c), (m), or (o) of the Code.

     5. Effective January 1, 1989, Section 2.1(ee) shall be deleted and the following inserted in its place:

          (ee) Officer. Officer shall mean only such Employees who were administrative executives who regularly and continuously served as such and whose compensation during the determination year or look-back year is in excess of 50% of the amounts set forth in Section 415(b)(1)(A) of the Code. The amount described above shall be adjusted annually by any cost of living adjustment announced by the Internal Revenue Service. Title shall not be determinative of officer status, and the maximum number of employees considered officers may not exceed (1) three if the Company employs less than 30 Employees; (2) 10% of all Employees if the Company employs more than 29
     Employees and less than 500 Employees, or (3) 50 if the Company employs more than 500 Employees.
     If no officer has satisfied the compensation requirement during either a determination year or lookback year, the highest paid officer for such year shall be treated as an Officer.

     6. Effective January 1, 1989, Section 2.1(mm) shall be deleted and the following inserted in its place:

          (mm) Severance from Service or Severance from Service Date. Severance from Service or the Severence from Service Date shall mean the date the Employee severs from service with the Company, and shall be the earliest of the date the Employee quits, retires, is discharged, or dies, or the first anniversary of the first date he is absent from work for any reason. Notwithstanding the foregoing, an Employee will not be deemed to have a Severance from Service during a period of an approved leave of absence as described in Section
     7.3(c)(5).

     7. Effective January 1, 1989, Section 2.1(uu) shall be deleted and the following inserted in its place:

          (uu)  Year of Eligibility Service.  Except
     for regular part-time employees and regional, managing regional and zone directors, a Year of Eligibility Service shall mean the completion of a 12 consecutive month period ending with the first anniversary of the date an Employee first earns an Hour of Service and has not had a Severance from service.

               A Year of Eligibility Service for an
     employee classified as a regular part-time employee, that is, an employee with an expected average of 20 hours of service or less per week, shall mean the completion of 12 consecutive months of employment. A Year of Eligibility Service for regional, managing regional and zone directors shall mean the completion of 12 consecutive months of employment from the date of appointment as a regional, managing regional or zone director.

               In addition, if an Employee severs from
     service and is re-employed within twelve consecutive months, his service shall also include all days between his termination of employment and his subsequent reemployment.

     8. Effective January 1, 1989, Section 2.1(vv) shall be deleted and the following inserted in its place:

          (vv) Year of Service. Except as otherwise provided and qualified in the applicable sections of the Plan, Year of Service shall mean any Plan
     Year during which an Employee is employed and does not incur a Severance from Service. In addition, if an Employee severs from service and is re-employed within twelve consecutive months, his service shall also include all days between his termination of employment and his subsequent re employment.

     9. Effective January 1, 1989, Section 4.5 shall be deleted and the following inserted in its place:

     4.5  Restrictions on Elections.

          (a)  Average Deferral Percentage Test.
     Notwithstanding any provision herein to the contrary, the Average Deferral Percentage for the Highly
     Compensated Employee group for each Plan Year must not exceed the Average Deferral Percentage for the Non-
     Highly Compensated Employee group by more than the greater of:

                    (1)  The Average Deferral Percentage
          of the Non-Highly Compensated Employee group multiplied by 1.25; or

               (2)  the Average Deferral Percentage
          of the Non-Highly Compensated Employee group multiplied by 2.0, but in no event more than two (2) percentage points greater than the Average Deferral Percentage of the Non-
          Highly Compensated Employee group.

     For purposes of determining the Average Deferral Percentage Test, Tax Deferred Contributions must be made before the last day of the twelve month period immediately following the Plan Year to which the contributions relate.

          (b)  Special Rules.

          (1) For the purpose of determining the actual deferral ratio of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Section 414(q)(6) of the Code because such Participant is either a "five percent owner" of the Company or one of the ten (10) Highly Compensated Employees paid the greatest Adjusted Compensation during a year, the following shall apply:

          (A) The combined actual deferral ratio for the family group (which shall be treated as one
          Highly Compensated Employee) shall be
          determined by aggregating Tax-Deferred
          Contributions and Adjusted Compensation of all eligible Family Members (including
          Highly Compensated Employees). However, in applying the $200,000 limit to Adjusted
          Compensation, Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age
          19 before the close of the Plan Year.

          (B)  The Tax-Deferred Contributions and
          Adjusted Compensation of all Family Members shall be disregarded for purposes of determining the actual deferral ratio of the Non-Highly
          Compensated Employee group except to the extent taken into account in paragraph (A) above.

          (C)  If a Participant is required to be
          aggregated as a member of more than one
          family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs (A) and (B) above.

          (2)  If a Highly Compensated Employee is a
          Participant under two or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code Section 4975(e)(7)) of the Company, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the actual deferral ratio with respect to such Highly Compensated Employee.

          (3) For the purpose of this Section and Code Sections 401(a)(4), 410(b) and 401(k), if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 410(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)), the cash or deferred arrangements included in such plans shall be treated as one arrangement. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not such arrangements satisfy Code Sections 401(a)(4), 410(b) and 401(k). In such case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Code Section 401(a)(4), 410(b) and 410(k). For Plan Years
          beginning after December 31, 1989, plans may be aggregated under this paragraph only if they have the same plan year.

          Notwithstanding the above, an employee stock ownership plan described in Code Section 4975(e)(7) may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(k).

          (c)  Distribution of Excess Tax-Deferred
     Contributions. Notwithstanding any other provision of this Plan, Excess TaxDeferred Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan
     Year to Participants to whose Accounts such Excess Tax-Deferred Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arise, a ten percent (10%) excise tax will be imposed on the Company maintaining this Plan with respect to such amounts. Such distributions shall be reduced by any Excess Tax-Deferred Contributions previously distributed to such Participant for the taxable year ending with or within such Plan Year. The Excess Tax-Deferred Contributions shall be determined as follows: the Company shall rank the Participants who are Highly Compensated Employees by Average Deferral Percentage ("actual deferral ratio") in descending order. The
     Company shall then reduce the amount of Tax-Deferred Contributions made on behalf of the Highly Compensated Employee with the highest average deferral ratio until the first of the following occurs:

               (1)  The Plan and any other qualified plans
          that are maintained by the Company which are aggregated with this Plan satisfies the Average Deferral Percentage Test Contained in Section 4.5(a) of this Plan; or (2) the actual deferral ratio for such Highly Compensated Employee is reduced to a percentage which equals the actual deferral ratio of the Highly Compensated Employees with the next highest actual deferral ratio. The Company shall then repeat this procedure until the Plan and any other qualified plans that are maintained by the Company which are aggregated with this Plan satisfies the Average Deferral Percentage Test contained in Section 4.5(a).

     If the determination and correction of Excess Tax-Deferred Contributions of a Highly Compensated Employee whose actual deferral ratio is determined under the family aggregation rules, then the actual deferral ratio shall be reduced as required herein and the Excess Tax-Deferred Contributions shall be allocated among the family members in proportion to the Tax-Deferred Contributions of each family member that were combined to determine the group actual deferral ratio.

          (d) Additional Restriction on Elections. Prior to the beginning of each Plan Year, and at such other time or times throughout the Plan Year as the Retirement Committee may determine, the Retirement Committee shall test elections under Section 4.1 in order to determine whether the interim Average Deferral Percentage for the group of Highly Compensated Employees exceeds the interim Average Deferral Percentage of the Non-Highly Compensated Employees by more than the greater of:

          (1)  One and one quarter times, or

          (2)  The lesser of (i) two percentage points or (ii) two times.

     The interim testing made under this Section 4.5(d) shall be based on a Participant's Adjusted Compensation during the month preceding the date on which such Participant made his election, and corrections to be made in order to reduce the amount in excess of the maximum permissible deferral percentage shall be made from Compensation to be earned for the remainder of the Plan Year.

          In the event that the interim percentage of Tax-Deferred Contributions elected by the Highly Compensated Employees would (if not reduced) cause the interim Average Deferral Percentage of such Participants to exceed the maximum deferral percentage permitted under this Section 4.5(d), then the Retirement
     Committee may reduce the maximum deferral percentage in effect for the group of Highly Compensated Employees to the highest lower percentage which causes the group to comply with the maximum deferral percentage permitted under this Section 4.5(d). The pay of a Highly Compensated Employee shall be increased by the amount by which his deferral percentage is reduced in order to comply with the limitations set forth in this Section 4.5(d).

          (e) In addition, the Retirement Committee and/or the Company may take any additional steps as permitted by law to bring the Plan into compliance with these provisions.

     10. Effective January 1, 1989, Section 4.10 shall be deleted and the following inserted in its place:

     4.10 Restrictions on Company Matching Contributions.

          (a)  Average Contribution Percentage Test.
     Notwithstanding any provision herein to the contrary, the Actual Contribution Percentage for the Highly Compensated Employee group for each Plan Year must not exceed the Average Contribution Percentage for the Non-Highly Compensated Employee group by more than the greater of:

               (1)  The Average Contribution Percentage
          of the Non-Highly Compensated Employee group multiplied by 1.25; or

               (2)  the Average Contribution
          Percentage of the Non-Highly
          Compensated Employee group multiplied
          by 2.0, but in no event more than two
          (2) percentage points greater than the
          Average Contribution Percentage of the
          NonHighly Compensated Employee group.

 In addition, to prevent the multiple use of the alternative method described in this paragraph and Section 4.5, the provisions of
 Section 401(m) of the Code and Treas. Reg. 1.401(m)-2 are incorporated herein by reference. For purposes of determining the Average Contribution Percentage Test, Company Matching Contributions must be made before the last day of the twelve month period immediately following the Plan Year to which the contributions relate.

          (b)  Special Rules.

          (1) For the purpose of determining the actual contribution ratio of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Section 414(q)(6) of the Code because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly-Compensated Employees paid the greatest Adjusted Compensation during the year, the following shall apply:

          (A) The combined actual contribution ratio for the family group (which shall be treated as one
          Highly Compensated Participant) shall be determined by aggregating Company Matching
          Contributions and Adjusted Compensation of all eligible Family Members (including Highly Compensated Employees). However, in applying the $200,000 limit to Adjusted Compensation, Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.

          (B)  The Company Matching Contributions and
          Adjusted Compensation of all Family Members shall be disregarded for purposes of determining the actual contribution ratio of the Non-Highly Compensated Employee group except to the extent taken into account in paragraph (A) above.

          (C)  If a Participant is required to be
          aggregated as a member of more than one
          family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs (A) and (B) above.

          (2)  If a Highly Compensated Employee is a
          Participant under two or more plans (other than a plan which is an employee stock ownership plan as defined in Code Section 4975(e)(7)) of the Company to which matching contributions are made, all such contributions on behalf of such Highly-Compensated Employee shall be aggregated for purposes of determining such Highly-Compensated Employees actual contribution ratio.

          (3)  For the purpose of this Section and Code
          Sections 401(a)(4), 410(b) and 401(m), if two or more plans which include matching contributions are considered one plan for the purposes of Code
          Section 410(a)(4) or 410(b) (other than Code
          Section 410(b)(2)(A)(ii)), such plans shall be treated as one plan. In addition, two or more plans may be considered as a single plan for purposes of determining whether or not such plans satisfy Code Sections 401(a)(4), 410(b) and
          401(m). In such case, the aggregated plan shall be treated as one plan for purposes of this Section and Code Section 401(a)(4), 410(b) and
          410(m).  For Plan Years beginning after December
          31, 1989, plans may be aggregated under this paragraph only if they have the same plan year.

          Notwithstanding the above, an employee stock ownership plan described in Code Section 4975(e)(7) may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(m).

          (c)  Distribution of Excess Company Matching
     Contributions. Notwithstanding any other provision of this Plan, Excess Company Matching Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Company Matching Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arise, a ten percent (10%) excise tax will be imposed on the Company maintaining this Plan with respect to such amounts. Such distributions shall be reduced by any excess Company Matching Contributions previously distributed to such Participant for the taxable year ending with or within such Plan Year. The excess Company Matching Contributions shall be determined as follows: the Company shall rank the Participants who are Highly-Compensated Employees by Average Contribution
     Percentage ("average contribution ratio") in descending order. The Company shall then reduce the amount of Contributions made on behalf of the Highly Compensated Employee with the highest average contribution ratio until the first of the following occurs:

          (1) The Plan and any other qualified plans that are maintained by the Company which are aggregated with this Plan satisfies the Average Contribution Percentage Test
     Contained in Section 4.10(a) of this Plan; or

          (2) The actual contribution ratio for such Highly Compensated Employee is reduced to a percentage which equals the actual contribution ratio of the Highly Compensated Employees with the next highest actual contribution ratio. The Company shall then repeat this procedure until the Plan and any other qualified plans that are maintained by the Company which are aggregated with this Plan satisfies the Average Contribution Percentage Test contained in Section 4.10(a).

          If the determination and correction of excess Company Matching Contributions of a Highly Compensated Employee whose actual contribution ratio is determined under the family aggregation rules, then the actual contribution ratio shall be reduced as required herein and the excess Company Matching Contributions shall be allocated among the family members in proportion to the Company Matching Contributions of each family member that were combined to determine the group actual contribution ratio.

          (d) Additional Restriction on Elections. Prior to the beginning of each Plan Year, and at such other time or times throughout the Plan Year as the Retirement Committee may determine, the Retirement Committee shall test estimated Company Matching Contributions under Section 4.8 in order to determine whether the interim Average Contribution Percentage for the group of Highly Compensated Employees exceeds the interim Average Contribution Percentage of the Non-Highly Compensated Employees by more than the greater of:

          (1)  One and one quarter times, or

          (2)  The lesser of (i) two percentage points or
     (ii) two times.

     The interim testing made under this Section 4.10(d) shall be based on a Participant's Adjusted Compensation during the month preceding the date on which such Participant made his election.

          In the event that the interim percentage of Company Matching Contributions received by the Highly Compensated Employees would (if not reduced) cause the interim Average Contribution Percentage of such Participants to exceed the maximum contribution percentage permitted under this Section 4.10(d), then the Retirement Committee may reduce the maximum contribution percentage in effect for the group of Highly Compensated Employees to the highest lower whole percentage which causes the group to comply with the maximum contribution percentage permitted under this
     Section 4.10(d). Any excess amounts then in the Plan shall be used to offset future Company Matching Contributions all in accordance with the applicable laws and regulations and as determined by the Retirement Committee.

     11. Effective August 1, 1993, Section 6.2(a) shall be deleted and the following inserted in its place:

          (a) Participants shall be eligible to make an application for a loan upon completion of one or more
     Years of Service as a Participant in the Plan.
     Upon the application of any eligible Participant, the Retirement Committee may direct the Trustee to make a loan or loans to such Participant. Subject to the limitations in this Section 6.2(a) and (b), the loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis.

     12. Effective January 1, 1989, Section 7.3 shall be deleted and the following inserted in its place:

          7.3  Termination of Employment.

          (a) If a Participant terminates employment for reasons other than death or Disability before he reaches Normal Retirement Age, he shall remain fully vested in his Tax-Deferred Contributions and shall have a vested interest in his Company Matching
     Contributions in accordance with Section 7.3(b).
     Said Participant shall be entitled to have his Account paid to him or his Beneficiary to the extent he is vested therein in a lump sum on or within a reasonable period following the Valuation Date coincident with or next following such termination of employment, said Account being valued as of the Valuation Date coincident with or next following such termination of employment. If the value of a Participant's vested Account exceeds $3,500, the Participant and spouse must give written consent to any distribution of such Account.

          (b)  Subject to the provisions of Section
     7.1 and Section 7.3(a), a Participant shall be vested in the following applicable percentage of Company Matching Contributions, depending upon the number of Years of Service as further defined in Section 2.1(vv).

     Number of Years of Service             Percentage
     Less than one year                         0%
     One Year                                  20%
     Two Years                                 40%
     Three Years                               60%
     Four years                                80%
     Five years or more                       100%

          (c)  The following are special rules applicable to vesting:

               (1)  Credit for Years of Service shall
          be given to employees of companies merged with Colonial Companies, Inc. and/or subsidiaries beginning with the last employment date with such companies only if agreed to by Colonial Companies, Inc.
          pursuant to the merger or acquisition.

               (2)  Hours of Service with the Company
          will include the service with any Affiliate for the period in which the companies are related. Service will also be counted for organizations that are part of an affiliated service group under Section 414(m) of the Code. For purposes of vesting, subject to the exceptions of Section 411(a)(4) of the Code, any service with a predecessor company will be credited toward an Employee's Years of Service.

               (3)  Service of a person who is a
          leased Employee of the Company or any
          Affiliate aggregated under Sections 414(b),
          (c), (m) or (n) of the Code will be credited for vesting purposes whether or not such Employee is eligible to participate in the Plan.

               (4)  Years of Service for vesting
          purposes that accrue after five consecutive one-year Breaks in Service shall not be taken into account for purposes of determining the vested portion of the Company Matching Contributions which had accrued prior to the first Break in Service.

               (5)  In the case of an Employee who is
          on a leave of absence by reason of the
          pregnancy of the Employee, the birth of a child of the Employee or the adoption of a child by such Employee, or for purposes of caring for such child for a period immediately following such birth or placement, solely for purposes of determining whether such Employee has incurred a Break of Service, such Employee shall be credited with Hours of Service on the basis of eight hours for each normal business day of the Company, provided that the Hours of Service taken into account pursuant to this Section 7.3(c)(5) shall be taken into account in the year the leave of absence begins and are necessary to prevent a Break in Service, or in any other case, in the immediately following year. The maximum number of Hours of Service taken into account pursuant to this Section 7.3(c)(5) shall not exceed 501.

          (d)  When a Participant receives a
     distribution of the vested portion of his Company
     Matching Contributions under this Section 7.3, the portion of the Company Matching Contributions which are not vested as of his termination of employment shall become a Forfeiture in the quarter of the Plan Year in which such distribution occurs. If the Participant resumes service with the Company the amount of the Forfeiture shall be reinstated to the Participant's Account, provided the Participant repays to the Plan the full amount of the distribution attributable to Company Matching
     Contributions before the earlier of the fifth anniversary of the date of such resumption of employment or the date the Participant incurs five consecutive one year Breaks in Service following the date of distribution. The distributed amount repaid to the Trust and the restored Forfeitures shall be credited to the Account from which was distributed or forfeited as of the Valuation Date coincident or next following the date of repayment. The
     Retirement Committee, in its sole discretion, may restore Forfeitures of a Participant by either charging such restored Forfeitures against other
     Forfeitures or additional Company Matching
     Contributions specially allocated to such accounts
     (without regard to the existence of net or accumulated profits), and except as provided in this section, the accounts of other Participants shall not be adjusted on account of such reinstatement.

          (e) In the case of in-service withdrawals in which the Participant is not 100% vested in his Account or a Participant who does not receive a distribution in connection with his Severance from Service, the nonvested portion of his Accounts
     (which is not distributed) will remain in separate
     Accounts under the Plan and will become a Forfeiture after five consecutive one-year breaks in service. If the Participant is reemployed prior to the occurrence of a Forfeiture, such Accounts will be maintained separately until he becomes 100% vested. His vested interests attributable to such separate
     Accounts ("X") shall be determined (prior to 100% vesting), at the time his participation in the Plan subsequently terminates, in accordance with the following formula:

                X = P(AB + (R X D)) - (R X D)


     For purposes of applying the formula:

     P = the vested percentage at the time of termination of employment; AB is the Account balance at such time; D is the amount of the distribution; R is the ratio of the Account balance at such time to the Account balance after distribution.


     13. Effective January 1, 1989, Section 12.1 shall be deleted and the following inserted in its place:

          12.1  Reserved Power to Modify, Suspend or
     Terminate. (a) The Company through action of its Board reserves the right to amend, modify, suspend or terminate the Plan. The Company shall promptly give notice of such amendment, modification, suspension or termination to all Participants and Beneficiaries affected thereby.

          (b)  Notwithstanding any other provision of
     the Plan to the contrary, upon the date of either full or partial termination of the Plan, or, if applicable, the date of complete discontinuance of contributions to the Plan, an affected
     Participant's right to his benefits shall be fully vested and 100% non-forfeitable. Payment of such amounts to each Participant or Beneficiary upon termination of the Plan or upon the complete discontinuance of contributions under the Plan, shall be made by the Trustee at such time and in such manner as directed by the Retirement
     Committee, in such manner and in such form as the Retirement Committee may prescribe through uniform and non-discriminatory rules.

          (c)  If the vesting schedule of the Plan is
     amended, then the following special rules will apply:

          (1)  Every Employee who is a Participant on
          the date the amendment is adopted, or the date the amendment is effective, if later, will have a nonforfeitable percentage
          (determined as of such date) of such
          Participant's Account balance derived from
          Company Matching Contributions of not less than his percentage computed under the Plan without regard to such amendment.

          (2)  Each Participant whose non-forfeitable
          percentage of his Account from Company
          Matching Contributions is determined under the new schedule and who has completed at least three Years of Service with the Company, may elect, during the election period, to have the non-forfeitable percentage of his Accounts derived from Company Matching Contributions determined without regard to such amendment. For purposes of this paragraph, the term "election period" means the period beginning with the date on which the Plan amendment is adopted and ending on the later of:

               (A)  the date which is sixty days after
                    the day the Plan amendment is
                    adopted;
               (B)  the date which is sixty days after
                    the day the Plan amendment becomes
                    effective, or

               (C)  the date which is sixty days after
                    the day the Participant is issued
                    written notice of the Plan
                    amendment by the Company or Plan
                    Administrator.

          (d)  No amendment shall be made to this Plan
     which shall reduce the accrued benefit of a Participant within the meaning of Section
     411(d)(6) of the Code, except to the extent permitted under Section 412(c)(8) of the Code.
     An amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit.

     IN WITNESS WHEREOF, the Company has caused the amendment to be executed by their duly authorized officer as of the date and year first above written.

 WITNESSES:                         COLONIAL COMPANIES, INC.

 /s/ Paulette S. Barrs              By: /s/ Robert E. Staton

 /s/ Michael I. Leet                    Sr. Vice President/Corporate Secretary
                                             (Title)